Exhibit 4.3

LLOYDS TSB BANK PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION PURSUANT TO
SECTION 3.01 OF THE INDENTURE

$1,500,000,000 4.200% Senior Notes due 2017

March 28, 2012

Pursuant to the resolutions of the Board of Directors of Lloyds TSB Bank plc, a public limited company incorporated and registered in England, (the “Issuer”) dated December 17, 2010, the extracts of which are attached as Exhibit A hereto and pursuant to Section 3.01 of the senior debt securities indenture dated January 21, 2011 (the “Indenture”), by and among the Issuer, Lloyds Banking Group plc, a public limited company incorporated and registered in Scotland, as Guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee and in connection with the Issuer’s $1,500,000,000 aggregate principal amount of 4.200% Senior Notes due 2017 (the “Notes”), each guaranteed by the Guarantor (the “Guarantee”):

I, Simon White, Head of Senior Issuance of the Issuer, approve the terms of the Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The title of the Notes shall be “4.200% Senior Notes due 2017”;

(b)  The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not exceed $1,500,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Notes shall be payable on March 28, 2017;

(d)  The Notes shall be issued in global registered form on March 28, 2012 and shall bear interest from March 28, 2012 at an annual rate of 4.200%, payable semi-annually in arrears on March 28 and September 28 (each an “Interest Payment Date”) commencing September 28, 2012. Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 days preceding the relevant Interest Payment Date.

Interest on the Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period;

(e)  No premium, upon redemption or otherwise, shall be payable by the Issuer on the Notes;

(f)  Principal of and any interest on the Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Issuer having offices in London, United Kingdom;

(g)  The Notes may be redeemable pursuant to Section 11.08 of the Indenture.  In connection with any redemption of the Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be January 21, 2011;

(h)  The Issuer shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i)  The Notes shall be issued only in denominations of $1,000 and integral multiples thereof;

(j)  The principal amount of the Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the Notes pursuant to Section 10.04 of the Indenture;

(l)  The Notes shall not be converted into or exchanged at the option of the Issuer or otherwise for stock or other securities of the Issuer;

(m)  The Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the Notes shall be payable only in the coin or currency in which the Notes are denominated;

(o)  The Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)  The Notes will not be issued in definitive form;

(q)  There is no Calculation Agent for the Notes;

(r)  The Events of Default on the Notes are as provided for in the Indenture;

(s)  The form of the Notes are attached as Exhibit B hereto;

(t)  The Issuer may issue additional Notes (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes except for the price to the public and issue date, provided that such Additional Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Notes, together with the Notes will constitute a single series of securities under the Indenture;

(u)  The resolutions set forth in Exhibit A hereto (i) have been duly adopted or authorized by the Board of Directors of the Issuer and (ii) are in full force and effect as of the date hereof.

All terms used but not defined herein shall have the meaning provided in the Indenture.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:	/s/ Simon White
Name: Simon White
Title: Head of Senior Issuance

[2017 Senior Notes 3.01 Bank Officers’ Certificate Signature Page]